EXHIBIT 10.11


                      EMPLOYMENT AGREEMENT


                             between


                         ROBERT EDWARDS


                               and


                     FAIRCHILD HOLDING CORP.


                       Dated March 2, 1998





          EMPLOYMENT AGREEMENT dated as of March 2, 1998, between
Fairchild Holding Corp., a Delaware corporation (the "Company") and Robert Edwards, a California resident ("Edwards").


                      W I T N E S S E T H :


          WHEREAS, Edwards has executed an Agreement and Plan of Merger dated January 28, 1998, as amended by Amendment No. 1 dated February 20, 1998 (the "Merger Agreement") among The Fairchild Corporation ("Fairchild"), Special-T Fasteners, Inc. ("Special T"), Edwards Lock & Management Company and Edwards; and

          WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the parties desire Edwards to serve in certain capacities with the Company.

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

          1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement. As used herein, the following capitalized terms have the following meanings:

          "Agreement" shall mean this Agreement and any amendments hereto.

          "Agreement Term" shall have the meaning ascribed to it in Section 2(a).

          "Board of Directors" shall mean the members of the board of directors of the Company, excluding Edwards.

          "Business" shall mean the manufacture, sale, distribution or other involvement in the aerospace and industrial hardware business, including, without limitation, the manufacture, sale, or distribution of fasteners.

          "Cause" shall have the meaning ascribed to it in
Section 10.

          "Compensation" shall mean the compensation to which Edwards is entitled under Section 5, paid in the manner provided in Section 5.

          "Effective Time" has the meaning ascribed to such term in the Merger Agreement.

          "Salary" has the meaning ascribed to such term in
Section 5.

          2. Agreement Term. The Company will employ Edwards and Edwards will work for the Company for the period commencing on the date of this Agreement and ending on the second anniversary thereof, unless extended or sooner terminated as provided in Section 10.

          3. Duties. During the Agreement Term, Edwards shall serve as Vice President of the Company and as Chief Executive Officer of Special T, and as such shall be in charge of worldwide logistics for the Company. In addition, Edwards shall have such other responsibilities and duties that the Company may, from time to time, reasonably require.

          4.  Non-Competition; Non-Solicitation; Confidentiality.
(a) During the Agreement Term and for a period of two years commencing on the date of termination or expiration of this Agreement, Edwards will not engage in any capacity in a business
(x) competitive with the Business and (y) located anywhere in the world, except as an officer, director, shareholder or employee of the Company or its affiliates and subsidiaries.

          (b) During the Agreement Term and for a period of two years commencing on the date of termination or expiration of this Agreement, Edwards will not, unless acting with the express written consent of the Board of Directors of the Company, directly or indirectly, solicit or interfere with, or endeavor to entice away:

          (i) any person who was employed by the Company in the Business during the twelve month period immediately preceding the date of termination or expiration of this Agreement;

          (ii) any person who otherwise performed services on a regular basis for the Company in the Business during the twelve month period immediately preceding the date of termination or expiration of this Agreement; or

          (iii) with respect to the Business, any person or entity who was a customer or client of the Company (with whom Edwards or the Company has had substantial business contact) or any person or entity who requested or received a proposal from the Company (if Edwards or the Company has had substantial business contact with such person or entity or has expended substantial efforts in the preparation of any such proposal).

          (c) During the Agreement Term and at all times thereafter Edwards agrees to hold in confidence all matters and things related to the business of the Company or any of its affiliates and subsidiaries of a confidential or secret nature as to which Edwards may now have knowledge or acquire knowledge during the Agreement Term and will not, without the consent of the Board of Directors, use any such matter or thing or disclose to others any such matter or thing related to the business of the Company or any of its affiliates and subsidiaries, provided, however, that in each case, Edwards does not agree to hold in confidence information (i) otherwise publicly available (other than as a result of a breach of the terms of this Agreement by Edwards), (ii) required to be disclosed by applicable law or court order, or (iii) disclosed to him by a party who to his knowledge has no duty of confidence to the Company or any of its affiliates and subsidiaries.

          (d) It is expressly understood by and between the Company and Edwards that the covenants contained in this Section 4 shall be deemed to be a series of independent covenants. The Company and Edwards expressly agree that the character, duration and geographical scope of these covenants are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by any tribunal of competent jurisdiction that the character, duration or geographical scope of these covenants are unreasonable in light of the circumstances as they then exist, then it is the intention and agreement of the Company and Edwards that these covenants shall be construed by such tribunal in such a manner as to impose only those restrictions on the conduct of Edwards which are reasonable in light of the circumstances as they then exist and necessary to insure the Company of the intended benefit of these covenants. If, in any proceeding, such tribunal shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefit, it is expressly understood and agreed between the parties that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purposes of such proceeding, be deemed eliminated herefrom.

          5. Compensation. In consideration for his services to the Company, the Company shall pay to Edwards a salary equal to $520,000 per year, payable in equal installments, less tax withholding, in accordance with the Company's payroll practices
(the "Salary").

          It is hereby understood that Special T will change its fiscal year to June 30.

          6. Vacation. Edwards shall be entitled to vacation periods annually during Edwards' employment under this Agreement consistent with the Company's vacation policy for employees generally (which shall be no less favorable to Edwards than under the Company's policy for senior management of Fairchild).

          7. Reimbursement for Expenses. The Company shall reimburse Edwards for all reasonable and necessary expenses and other disbursements actually incurred by Edwards for and on behalf of the Company in the performance of Edwards' duties upon submission of adequate documentation of such expenses.

          8. Automobile Expenses. Edwards shall be entitled to reimbursement of out of pocket expenses for business use of an automobile during the Agreement Term in an amount equal to that which senior management of Fairchild is reimbursed.

          9. Benefits. Edwards shall be entitled to participate in any employee benefit plan, program or policy of Fairchild (including, but not limited to, any pension plan), whether funded or unfunded, now existing or established hereafter, for the benefit of its employees generally and/or its employees and key personnel to the extent that Edwards is eligible under the general provisions thereof.

          10.  Extension and Termination

          (a) Automatic Extension. Unless the Agreement Term and Edwards' employment hereunder is terminated as provided in this Section 10, the Agreement Term shall be subject to automatic, one-year extensions.

          (b) Termination Upon Notice. Either party may at any time during the Agreement Term, upon six months prior written notice to the other party, terminate the Agreement Term and Edwards' employment hereunder, without Cause, in which event Edwards shall be entitled to his Compensation, benefits and reimbursable expenses accrued through the effective date of such termination. Edwards shall have no right to receive any other compensation or benefit hereunder after the effective date of such termination.

          (c) Termination Upon Death. If Edwards shall die during the Agreement Term, this Agreement shall terminate, except that Edwards' legal representatives shall be entitled to receive his Compensation, benefits and reimbursable expenses accrued through the effective date of such termination.

          (d) Termination Upon Disability. If, during the Agreement Term, Edwards shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of three consecutive months, or for shorter periods aggregating six months during any twelve month period, the Company may, at any time after the last day of the three consecutive months of disability, or the day on which the shorter periods of disability shall have equaled in the aggregate six months, by written notice to Edwards, but before Edwards has recovered from such disability, terminate the Agreement Term and Edwards' employment hereunder, and upon such termination no further sums shall be due to Edwards as a result of such termination. Prior to the effective date of such termination, notwithstanding such disability, Edwards shall be entitled to receive a disability benefit payment, after a seven (7) day elimination period, of sixty percent (60%) of his Compensation, which shall increase after a ninety (90) day elimination period to seventy-five percent (75%) of his Compensation, commencing on the date of disability and continuing up to and including the date of such termination, such payment to be Edwards' sole and exclusive entitlement to compensation (except as may be available under applicable disability plans).

          (e) Termination by the Company for Cause. The Company may at any time during the Agreement Term, by written notice to Edwards, immediately terminate the Agreement Term and Edwards' employment hereunder for Cause, in which event Edwards shall be entitled to receive his Compensation, benefits and reimbursable expenses accrued through the effective date of such termination. Edwards shall have no right to receive any other compensation or benefit hereunder after the effective date of such termination.

          As used herein, the term for "Cause" shall be deemed to mean (i) the willful and continued failure by Edwards after written notice from the Board of Directors, to substantially perform his duties hereunder, (ii) any act of intentional dishonesty by Edwards involving or affecting the Company or any of its affiliates and subsidiaries, (iii) any misappropriation by Edwards of any asset of the Company or any of its affiliates and subsidiaries, (iv) the intentional engaging by Edwards in conduct which is materially injurious, monetarily or otherwise, to the Business or the reputation of the Company or any of its affiliates and subsidiaries, (v) gross negligence or recklessness by Edwards in the performance of his duties hereunder, (vi) conviction of Edwards of a felony or crime involving moral turpitude, (vii) any breach by Edwards of his material obligations under this Agreement, (viii) abuse of alcohol or other substances so as to interfere with the performance of Edwards' duties hereunder or (ix) intoxication or use of illegal substances "on the job."

          11. Certain Remedies. If Edwards commits a breach, or threatens to commit a breach, of any of the provisions of this Agreement, the Company shall have the following rights and remedies:

          (a) The right and remedy to seek to have the provisions of Section 4 of this Agreement specifically enforced, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company; and

          (b) The right and remedy to require Edwards to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Edwards as the result of any breach of Section 4 hereof or as a result of any transaction constituting "Cause" under clause (ii) or (iii) of the definition of such term set forth in Section 10 hereof and Edwards hereby agrees to account for and pay over such Benefits to the Company.

          Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under the law or in equity.

          12. Notice. (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier advertising guarantied next day delivery, to such other party's address.

          (i)  If to Edwards:

               Robert Edwards
               20660 Nordhoff Street
               Chatsworth, CA  91311
               Facsimile:  (818) 998-1412

               with a copy to:

               Michael K. Lindsey
               Paul, Hastings, Janofsky & Walker LLP
               555 South Flower Street
               Los Angeles, CA  90071-2371
               Facsimile: (213) 627-0705.

          (ii) If to the Company:

               c/o The Fairchild Corporation
               300 West Service Road
               Chantilly, VA  20153
               Facsimile:  (703) 478-5775
               Attention:  Donald E. Miller, Esq.

               with a copy to:

               James J. Clark, Esq.
               Cahill Gordon & Reindel
               80 Pine Street
               New York, NY  10005
               Facsimile:  (212) 269-5420.

          (b) All notices and communications will be deemed to have been duly given (i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, if mailed, (iii) when receipt acknowledged, if sent by facsimile and (iv) the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          13. Successors and Assigns. This Agreement is personal in its nature and, except as expressly permitted pursuant to Section 10(c), neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that the Company may assign this Agreement to any affiliate or subsidiary; provided that such assignment will not alter in any fashion the definition of the "Business" set forth in Section 1 hereof.

          14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws thereof. Each of the parties to this Agreement irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in the City of New York over any claims for injunctive or other equitable relief arising out of or relating to this Agreement.

          15. No Recourse Against Others. No director, officer or employee, as such, of the Company or any of its affiliates and subsidiaries shall have any liability for any obligations of the Company under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          16. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement by any party hereto, or where any provision hereof is validly asserted as a defense by such party, such party, if successful, shall be entitled to recover reasonably attorneys' fees in addition to any other available remedy.

          17. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          18. Modification; Waiver. This Agreement may be modified or amended only with the written consent of each party hereto. No party hereto shall be released from its obligations hereunder without the written consent of the other party. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party against which such waiver is to be asserted. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          19. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

          20. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

          22.  Interpretation.  As used in this Agreement:

          (i) "person" means any natural person, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof;

          (ii) "subsidiary" of any person means (x) a corporation more than fifty percent of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (y) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof;

          (iii) "affiliate" of any person means (x) any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person (including any subsidiaries of such person) and (y) if such person is a natural person, includes (1) any member of the immediate family (including parents, spouse and children) of such natural person and (2) any trust whose principal beneficiary is such natural person or one or more members of such immediate family and any person who is controlled by any such member or trust; provided, however, that any limited partner of a partnership shall not be an affiliate of such partnership solely by virtue of its status as a limited partner.

          (iv) "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that any person which owns directly or indirectly ten percent or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or ten percent or more of the partnership or other ownership interests of any other person (other than as a limited partner or non-managing member of such other person) will be deemed to control such corporation or other person.

          23. Arbitration. All claims, other than claims for injunctive or other equitable relief, arising out of or relating to this Agreement shall be settled by arbitration, conducted before a panel of three arbitrators in New York, New York, in accordance with the applicable rules and procedures of the American Arbitration Association then in effect. Arbitration shall be the exclusive remedy for any such claim except only as to the failure to abide by an arbitration award rendered hereunder. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Such arbitration shall be final and binding on the parties. The costs and expenses of arbitration shall be borne equally by the parties, except as provided in Section 16 hereof.

          24. Adjustment. In the event the Company or Special T makes any material acquisition or disposition, the Company and Edwards agree to negotiate in good faith to make any necessary adjustments to this Agreement to reflect such acquisition or disposition.

          IN WITNESS WHEREOF, the Company and Edwards have executed this Agreement as of the date first above written.


                              FAIRCHILD HOLDING CORP.


                              By
                               Name:
                               Title:



                              Robert Edwards